INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of March 31, 2008, by and between Dalkeith Investments, Inc., a Delaware corporation (the "COMPANY"), and Fountainhead Capital Partners Limited ("FHCP").


                                   WITNESSETH:

         WHEREAS, FHCP owns 60,498 shares of Common Stock;

         WHEREAS, the Company and FHCP are contemplating entering into a Share Exchange Agreement, of even date herewith (the "SHARE EXCHANGE AGREEMENT"), with Yongchen International Shipping Limited ("YONGCHEN"), Hengzhou International Shipping Limited ("HENGZHOU"), Yongzheng International Marine Holdings Co., Ltd. ("YONGZHENG"), and each of the other shareholders of Hengzhou (the "OTHER SHAREHOLDERS"), pursuant to which Yongzheng shall transfer all of the issued and outstanding shares of Yongchen capital stock to the Company, and Yongzheng and the Other Shareholders shall transfer all of the issued and outstanding shares of Hengzhou capital stock to the Company, in exchange for 24,525,994 shares of Common Stock (the "SHARE EXCHANGE");

         WHEREAS, pursuant to the Share Exchange Agreement, Yongzheng shall direct the Company to issue to FHCP 939,502 of the shares of Common Stock otherwise issuable to Yongzheng in the Share Exchange as consideration for facilitating the Share Exchange, such that upon consummation of the Share Exchange, FHCP shall own 1,000,000 shares of Common Stock (the "RETAINED SHARES");

         WHEREAS, it is a condition to FHCP's obligations under the Share Exchange Agreement that the Company enter into this Agreement; and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Share Exchange Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. PIGGY-BACK REGISTRATION RIGHTS. If the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale by it of any shares of Common Stock (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to FHCP. Upon FHCP's written request to the Company made within 20 days after delivery of such notice from the Company, the Company will, except as herein provided, cause those Retained Shares then held by FHCP and covered by such request (other than Retained Shares then covered by an effective registration statement) (the "REQUESTED STOCK") to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by FHCP of the Requested Stock; provided, however, nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 1 shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among FHCP and all other holders of registration rights who have requested inclusion of their securities, or excluded in their entirety if so required by the underwriter. The obligation of the Company under this Section 1 shall not apply after the fifth anniversary of the Closing. All fees, costs and expenses of, and incidental to, such registration (including all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified) shall be borne by the Company; provided, however, FHCP shall bear its pro rata share of the underwriting discount and commissions and transfer taxes and the cost of its own counsel.

2. ANTI-DILUTION ADJUSTMENT.

     2.1 Subject to Sections 2.2 and 2.3, if, during the two-year period immediately following the Closing, the Company shall issue any shares of Common Stock, or any securities convertible into, or exercisable for, shares of Common Stock, at a consideration per share that is less than $1.20 per share (as adjusted for stock splits, stock dividends, and the like) (the "TRIGGER PRICE") (each, a "NEW ISSUANCE"), then promptly following such New Issuance the Company shall issue to FHCP such number of additional shares (the "ADDITIONAL SHARES") determined by multiplying the number of Retained Shares held by FHCP at the time of the New Issuance by the number obtained using the formula set forth below, and subtracting from the product so obtained the number of Retained Shares held by FHCP at the time of the New Issuance:

                         Y / ((AxY) + B / C)

         where     Y =   the then existing Trigger Price

                   A = the number of shares of Common Stock outstanding immediately prior to the New Issuance

                   B = the consideration, if any, received by the Company upon the New Issuance

                   C = the total number of shares of Common Stock outstanding immediately after such issue or sale.

     2.2 A New Issuance shall not include (and Additional Shares shall not be issued as a result of) any of the following:

          (a) any securities issued pursuant to or as a result of any stock dividend, stock split, or the like;

          (b) the issuance of any shares of Common Stock (directly or indirectly) upon exercise, conversion or exchange of any option, warrant, convertible security or other right outstanding on the date hereof (including those issued in connection with or contemplated by the Shares Exchange Agreement);

          (c) Common Stock issued in any one transaction or series of related transactions having for consideration per share less than the then Trigger Price, if the aggregate proceeds from such issuances does not exceed $100,000 per annum; or

          (d) the issuance of securities to FHCP or it Affiliates.

     2.3 For purposes of determining the consideration per share received in connection with a New Issuance, the following shall apply:

          (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash;


          (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Independent Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

          (c) in the case of the issuance of securities convertible into or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exercise thereof into Common Stock (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) above).

      3. PUT OPTION.

      3.1 FHCP shall have the right, exercisable during the 20-day period immediately following the second anniversary of the Start Date (as defined below), to put to the Company up 250,000 of the Retained Shares (as adjusted for stock splits, stock dividends and the like) less that number of Retained Shares, if any, sold by FHCP at a price equal to or above $1.60 per share (as adjusted for stock splits, stock dividends and the like) prior to the exercise of the put right. The put exercise price shall equal $1.70 per Retained Share (as adjusted for stock splits, stock dividends and the like). Notwithstanding the foregoing, and except as provided in Sections 3.2 and 3.3, the put right shall terminate forthwith if the average Fair Market Value per share of the Common Stock for any period of 30 consecutive trading days during the period commencing one-year after the filing of the Form 8-K (the "START DATE") and ending on the second anniversary of the Start Date equals or exceeds $1.60 (as adjusted for stock splits, stock dividends, and the like). As used herein, "FAIR MARKET VALUE" means, with respect to a particular date, (a) the last sale price of the Common Stock on such date on the OTC Bulletin Board or on the principal national securities exchange on which the Common Stock is admitted to trading or listed (provided that if no reported sale takes place on a trading day, the last reported bid price on such date shall be used), or (b) if the Common Stock is not listed or admitted to trading on the OTC Bulletin Board or a national securities exchange, the closing bid price of the Common Stock on such date as quoted by the Pink Sheets, LLC.

     3.2 If, at any time during the two-year period commencing on the Start Date, and prior to the termination of the put right a provided in Section 3.1,
(a) the Common Stock ceases to be registered under Section 12 of the Exchange Act, or (b) the Common Stock is not listed or admitted to trading on any national securities exchange or the OTC Bulletin Board or quoted by Pink Sheets, LLC, then the put right set forth in Section 3.1 shall become exercisable for the 20-day period after such event, and the put right termination provisions set forth in Section 3.1 shall not apply.

     3.3 If it is determined by a court of competent jurisdiction (which determination is not subject to appeal) that (a) the representations in Sections 5.9, 5.12, or 5.14 of the Share Exchange Agreement were materially inaccurate when made, and (b) such breach constitutes actual fraud (i.e., fraud with intent to deceive) by Yongchen or Hengzhou, then the put right set forth in Section 3.1 shall become exercisable for the 20-day period after such determination, subject to the put right termination provisions set forth in Section 3.1.

   4. MISCELLANEOUS.

     4.1 TERMINATION. This Agreement will be automatically terminated with no further effect at such time that FHCP no longer holds any Retained Shares.

     4.2 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered and shall be deemed delivered as provided in Section 13.3 of the Share Exchange Agreement.

     4.3 AMENDMENTS AND WAIVER. Unless otherwise specifically stated herein, any term of this Agreement may be amended with the written consent of the party against whom enforcement may be sought. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     4.4 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to its subject matter, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     4.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement to the extent permitted by law.

     4.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto irrevocably (a) submit to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, County of New York, in any action or proceeding arising out of or relating to this Agreement, (b) agree that all claims with respect to such action or proceeding shall be heard and determined in such an New York state or federal court, and (c) waive, to the fullest extent possible, the defense of an inconvenient forum

     4.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto.

     4.8   COUNTERPARTS.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.







                [Remainder of This Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the day and year written above.





                           DALKEITH INVESTMENTS, INC.


                                            By:
                                            ------------------------------------
                                            Name: Thomas Colligan
                                            Title:  Chief Executive Officer




                                            FOUTAINHEAD CAPITAL PARTNERS LIMITED


                                            By:
                                            ------------------------------------
                                            Name:
                                            Title: